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                                                                EXHIBIT 10(A)(3)


                            REIMBURSEMENT AGREEMENT

         This Reimbursement Agreement pertains to the terms and conditions for the reimbursement of expenses related to the use of an airplane and is made effective as of April 1, 1997 between M, Ltd., P.O. Box B, Highlands, Texas 77562, and ZEROS USA, Inc. (herein sometimes referred to as "ZEROS" or "Operator"), 507 North Belt East, Suite 550, Houston, Texas 77060 and states the agreement of the parties as follows:

         PURPOSE. The purpose of this agreement is for M, Ltd., to make available to ZEROS its airplane for transporting its officers and directors in the ordinary course of business.

         SUBJECT EQUIPMENT. The equipment that is the subject of this Agreement is described on the attached Exhibit "A."

         PAYMENT TERMS. For the right to use said airplane in the ordinary course of business and to provide for the reimbursement of expenses related thereto, ZEROS shall make 120 regular monthly payments of at least $16,000.00 each to provide for a minimum of twenty hours of access per month at a rate of $800.00 per hour. Each additional hour of use beyond the minimum twenty hours per month shall be billed at a rate of $800.00. The regular payments and additional charges, if any, shall be due on the first day of each month, with the first payment due on March 1, 1997, as a deposit. The payments shall be due whether or not ZEROS has received notice of a payment due.

         SECURITY DEPOSIT. In addition to the regular payment charge, ZEROS shall pay a security deposit of $16,000.00 at the time that this Agreement is signed. This deposit will be returned to ZEROS USA, Inc., at the termination of this Agreement, subject to the option of M, Ltd., to apply it against access charges and damages. Any amounts refundable to ZEROS shall be paid at the time this Agreement is terminated. The security deposit shall not bear interest.

         CARE AND OPERATION OF EQUIPMENT. The equipment may only be used and operated in a careful and proper manner. Its use must comply with all laws, ordinances, and regulations relating to the operation, possession, use, or maintenance of the equipment, including carrying on board all registration and/or licensing documentation required by any pertinent and applicable federal regulation.

         MAINTENANCE AND REPAIR. The operator shall make every reasonable effort to maintain the equipment in good repair and operating condition, allowing for reasonable wear and tear. M, Ltd., shall pay all costs required to maintain the equipment in good operating condition.

         RISK OF LOSS OR DAMAGE. The operator of said aircraft assumes all risks of loss or damage to the equipment from any cause, and agrees to return it to M, Ltd., in the condition received from M, Ltd., with the exception of normal wear and tear. Extraordinary expenses related to equipment failure encountered while the equipment is being operated by the operator, including labor, material, parts, and similar items, may be prorated as appropriate between M, Ltd, and the operator.
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         AGREEMENT NON-EXCLUSIVE. It is understood by the parties that from time to time other parties, including but not limited to M, Ltd., will have access to the aircraft. Hence, this Agreement is not a lease and does not provide ZEROS an exclusive right to use said airplane.

         TERM OF AGREEMENT. This Agreement shall begin on the above effective date and shall last for ten years.

         RIGHT OF INSPECTION. M, Ltd., shall have the right to inspect the equipment during normal business hours.

         OPTION TO RENEW. If ZEROS is not in default upon the expiration of this Agreement, ZEROS shall have first option to operate the airplane on such terms as the parties may agree at that time.

         ACCEPTANCE OF EQUIPMENT. The operator shall inspect the equipment delivered pursuant to this Agreement. ZEROS shall immediately notify M, Ltd., of any discrepancies between such equipment and the description of the equipment in the Equipment Schedule. If ZEROS fails to provide such notice before accepting delivery of the equipment, ZEROS will be conclusively presumed to have accepted the equipment as specified in the Equipment Schedule.

         OWNERSHIP AND STATUS OF EQUIPMENT. M, Ltd., shall be deemed to have retained title to the equipment at all times, unless M, Ltd., transfers the title by sale. ZEROS shall immediately advise M, Ltd., regarding any notice of any claim, levy, lien, or legal process issued against the equipment.

         INDEMNITY OF M, Ltd., FOR LOSS OR DAMAGES. If the equipment is damaged or destroyed while under the control of operator, M, Ltd., shall have the option of requiring ZEROS to repair the airplane to a state of good working order, or replace the airplane with a like aircraft in good repair, which equipment shall become the property of the M, Ltd., and subject to this Agreement.

         LIABILITY AND INDEMNITY. Liability for injury, disability, and death of workers and other persons caused by operating, handling, or transporting the equipment during the term of this Agreement is the obligation of ZEROS, and ZEROS shall indemnify and hold M, Ltd., harmless from and against all such liability. ZEROS shall maintain liability insurance of at least $1,000,000.00.

         CASUALTY INSURANCE. ZEROS shall insure the equipment in an amount of at least $1,000,000.00.

         DEFAULT. The occurrence of any of the following shall constitute a default under this Agreement:

         A. The failure to make a required payment under this Agreement when due.

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         2.      The violation of any other provision or requirement that is not corrected within ten days after written notice of the violation is given.

         C.      The insolvency or bankruptcy of ZEROS.

         4. The subjection of any of ZEROS's property to any levy, seizure, assignment, application or sale for or by any creditor or government agency.

         RIGHTS ON DEFAULT. If ZEROS is in default under this Agreement, without notice to or demand on ZEROS, M, Ltd., may take possession of the equipment as provided by law, deduct the costs of recovery (including attorney fees and legal costs), repair, and related costs, and hold ZEROS responsible for any deficiency. M Ltd., shall be obligated to mitigate the damages from the default, only as required by law.

         NOTICE. All notices required or permitted under this Agreement shall be deemed delivered when delivered in person or by mail, postage prepaid, addressed to the appropriate party at the address shown for that party at the beginning of this Agreement.

         ASSIGNMENT. ZEROS shall not assign or sublet any interest in this Agreement or the equipment or permit the equipment to be used by anyone other than by ZEROS' employees, without M Ltd.'s, prior written consent.

         ENTIRE AGREEMENT AND MODIFICATION. This Agreement constitutes the entire agreement between the parties. No modification or amendment of this Agreement shall be effective unless in writing and signed by both parties. This Agreement replaces any and all prior agreements between the parties.

         APPLICABLE LAW. M, Ltd., and ZEROS agree that this Agreement is entered into pursuant the provisions of Part 91 of the Federal Aviation Regulations.

         GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Texas.

         SEVERABILITY. If any portion of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision, it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

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         WAIVER. The failure of either party to enforce any provision of this
Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

         CERTIFICATION. ZEROS certifies that the application, statements, trade references, and financial reports submitted to M Ltd., are true and correct and any material misrepresentation will constitute a default under this Agreement.

         ARBITRATION. Any controversy or claim relating to this Agreement, including the construction or application of this Agreement, will be settled by binding arbitration under the rules of the American Arbitration Association, and any judgment granted by the arbitrator(s) may be enforced in any court of proper jurisdiction.

                                        M, Ltd.,


                                        By: /s/ STEVE CLARK
                                           -----------------------------------
                                        Steve Clark, President


                                        ZEROS USA, Inc.


                                        By: /s/ JESSE BLANCO, JR.
                                           -----------------------------------
                                        Jesse Blanco, Jr.,Secretary


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                                   EXHIBIT A

                               EQUIPMENT SCHEDULE

Equipment Description:




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